UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 22, 2013

LianDi Clean Technology Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-52235 (Commission File Number)	75-2834498 (IRS Employer Identification No.)

4th Floor Tower B. Wanliuxingui Building,

No. 28 Wanquanzhuang Road, Haidian District, Beijing, 100089  China

(Address of principal executive offices and zip code)

(86) 010-5872-0171

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17  CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 22, 2013, Mr. Hirofumi Kotoi resigned from his position as a director of Liandi Clean Technology Inc. (the “Company”).  There were no disagreements between Mr. Kotoi and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in his resignation. A copy of Mr.Kotoi’s resignation letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 22, 2013, the Company appointed Mr. Jian Li to serve as a director of the Company.  The appointment of Mr. Li was unanimously approved by the Company’s Board of Directors.  Mr. Li has no family relationships with any of the executive officers or directors of the Company.  Mr. Li is a director of SJ Asia Pacific Ltd, a major shareholder of the Company. SJ Asia Pacific Ltd. is a wholly-owned subsidiary of SJI Inc., a Jasdaq-listed company organized under the laws of Japan, where Mr. Li serves as Chairman and President. There have been no other transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Li had, or will have, a direct or indirect material interest.

Mr. Jian Li, age 51, started working at SJI Inc. from April 1990, and was elected Chairman and President in April 2005.  Mr. Li graduated from University of Electro-Communications with a master’s degree in computer sciences in 1987.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

99.1           Resignation letter from Mr. Kotoi, dated March 22, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIANDI CLEAN TECHNOLOGY INC.

Dated: March 28, 2013	By:	/s/ Jianzhong Zuo
Name: Jianzhong Zuo
Title: Chief Executive Officer and President

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